UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 12, 2009

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

917 Biscayne Blvd. Suite 6, Deland, Florida 32724

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

10.1 The Company entered into a Strategic Alliance Agreement (the “Agreement”) dated August 10, 2009 with TIANJIN OUT SKY TECHNOLOGY, Co. Ltd., a Chinese corporation (“TIANJIN”). The Company entered into the Agreement for the purpose of collaborating on the engineering, technical development and commercialization of the Detonation Cycle Gas Turbine Engine (“DCGT”) for motorcycle engine applications; and for the subsequent manufacturing, marketing and sale of the DCGT engines in China once commercial market potential has been achieved.

The Agreement provides in material part that the Company will (a) provide TIANJIN with milestones and get them up to speed on the current status of the development; (b) file for patent protection in China under Patent Cooperation Treaty; and (c) file for new engine application with World Intellectual Property Organization. In addition, the Company and TIANJIN intend to form a joint venture whereby TIANJIN will be licensed to manufacture, market and sell DCGT motorcycle engine in China.

TIANJIN and the Company have agreed to work in good faith towards modifying the engine for motorcycle engine applications. TIANJIN has committed to fund up to 10 million US dollars over the next 18 months for project development costs and will work with the Company’s development partners to aid in the development of a viable motorcycle application for the DCGT. TIANJIN will also purchase up to 5% of the Company’s common stock on the open market.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.2	Strategic Alliance Agreement dated August 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.
Dated: August 12, 2009
/s/ Michael H. Rouse
Michael H. Rouse, CEO

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